SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               -------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934
                               -------------------

                                 Date of Report
                       (Date of earliest event reported)
                                January 16, 2003

                            NTN Communications, Inc.
             (Exact name of Registrant as specified in its charter)

        Delaware                      001-11460                   31-1103425
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
 of Incorporation or                                         Identification No.)
    Organization)
                               5966 La Place Court
                           Carlsbad, California 92008
               (Address of Principal Executive Offices) (Zip Code)


                                 (760) 438-7400
                        (Registrant's telephone number,
                              including Area Code)


                               -------------------

ITEM 5. OTHER EVENTS.

     On January 16, 2003, NTN Communications, Inc. ("NTN") issued 1,000,000 shares of restricted common stock, $.005 par value ("Common Stock"), to Scientific-Atlanta Strategic Investments, L.L.C. ("S-A") in exchange for the surrender by S-A of 636,943 shares of Buzztime Entertainment, Inc. ("Buzztime") Series A preferred stock pursuant to the Right of First Refusal and Exchange Agreement entered into by and among NTN, Buzztime and S-A as of June 8, 2001. The parties agreed that the price of Common Stock for purposes of the exchange was $1.00 per share. NTN has agreed to file a registration statement covering the resale of the shares of Common Stock no later than 100 days after the date of issuance.

                                              SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                              NTN COMMUNICATIONS, INC.



                                              By:     /s/ James B. Frakes
                                                 ---------------------------
                                                        James B. Frakes
                                                   Chief Financial Officer

Date:  January 22, 2003